

2018

3rd Quarter Report

FIRST GUARANTY BANCSHARES, INC.

www.fgb.net

A Message to Our Shareholders

Dear Shareholders,

Strong earnings. Continued strong earnings and continued asset quality improvement. These are the factors that describe the first nine months of 2018 for First Guaranty Bancshares, Inc. The numbers are very impressive. Net income for the nine months ending September 30, 2018 totaled $11,595,000. This is an incredible increase of $2,350,000 from the same period of 2017, or an increase of 25%. Earnings for the first nine months of 2018 were only $156,000 less than earnings for the **entire** year of 2017.

But that's not the best part. Core income **before income taxes** increased to $15,369,000 for the first nine months compared to $13,080,000 for the first nine months of 2017. This is an increase of $2,289,000 or 17.51%. Core income, **before taxes** increased 17.51% year over year for the first nine months. Core income after taxes increased to $12,308,000 from $8,598,000 for the first nine months of 2017. This is an increase of $3,710,000 or 43.2%.

The strength of our earnings made it possible for us to accelerate our strategy of moving assets from lower yielding securities to higher yielding loans. For the nine months ending September 30, 2018 we showed a loss of $902,000 from sales of such securities. For the nine months ending September 30, 2017, we had a gain of $996,000. This is a swing of $1,898,000, pre-tax, yet, our net earnings for the first nine months of 2018 are still $2,350,000 higher than 2017. Without the securities transactions our net core income after tax would be $3,710,000 more than September 30, 2017. Very strong earnings.

Earnings per common share for the first nine months of 2018 totaled $1.32 compared to $1.08 for the first nine months of 2017. Return on average assets for the nine month period increased to 0.89% from 0.76% and return on average common equity increased to 10.92% from 9.27%.

The strength of our lending is evident by the fact that our loan interest income for the nine months of 2018 totaled $47,650,000 compared to $39,447,000 for the nine months of 2017. This is an increase of 20.8%. The loan yield increased to 5.49% for the nine months of 2018 compared to 5.13% for the nine months of 2017. The year to date net interest margin increased to 3.40% for 2018 from 3.35% for 2017.

The strength of earnings shows that our strategy of moving assets from lower yielding securities to higher yielding loans is working. It further shows that our loan strategies for our original facilities and our new Texas markets are working. We have set the table for increased lending and increased shareholder value.

On the asset quality side of the equation, as of September 30, 2018 our non-performing assets dropped to 0.43% of total assets compared to 0.84% as of December 31, 2017. The improvement in our assets combined to yield a Texas capital ratio (Bank level) of 4.15% as of September 30, 2018 compared to 8.32% as of December 31, 2017, a strong improvement.

At First Guaranty Bancshares, Inc. we strongly strive to enhance shareholder value and build a fortress balance sheet. The results we have posted for the first nine months of 2018 have enhanced shareholder value. It is our aim to continue and to increase these results

Thank you for your attention.

Sincerely,

Alton B. Lewis
Chief Executive Officer/President
First Guaranty Bancshares, Inc.
NASDAQ Symbol: FGBI

NASDAQ Symbol: FGBI

We're Social

Consolidated Statements of Condition

(in thousands, except share data)

	September 30, 2018 (unaudited)	September 30, 2017
Assets		
Cash and cash equivalents:		
Cash and due from banks	$63,762	22,609
Federal funds sold	94	1,252
Cash and cash equivalents	63,856	23,861
Investment securities:		
Available for sale, at fair value	327,449	387,046
Held to maturity, at cost (estimated fair value of $105,726 and $106,821, respectively)	110,950	107,899
Investment securities	438,399	494,945
Federal Home Loan Bank stock, at cost	2,381	2,343
Loans held for sale	570	2,614
Loans, net of unearned income	1,189,386	1,111,791
Less: allowance for loan losses	10,577	10,313
Net loans	1,178,809	1,101,478
Premises and equipment, net	38,902	36,458
Goodwill	3,472	4,056
Intangible assets, net	3,900	4,564
Other real estate, net	1,161	1,296
Accrued interest receivable	7,459	7,508
Other assets	13,644	12,336
Total Assets	$1,752,553	$1,691,459
Liabilities and Shareholders' Equity		
Deposits:		
Noninterest-bearing demand	$251,767	$256,563
Interest-bearing demand	508,837	512,346
Savings	112,271	106,109
Time	671,567	622,062
Total deposits	1,544,442	1,497,080
Short-term borrowings	24,000	7,500
Accrued interest payable	3,295	2,363
Senior long-term debt	20,572	23,508
Junior subordinated debentures	14,691	14,655
Other liabilities	3,209	3,584
Total Liabilities	1,610,209	1,548,690
Shareholders' Equity		
Common stock:[1]		
$1 par value - authorized 100,600,000 shares; issued 8,807,175 shares	8,807	8,807
Surplus	92,268	92,268
Retained earnings	52,138	43,388
Accumulated other comprehensive income (loss)	(10,869)	(1,694)
Total Shareholders' Equity	142,344	142,769
Total Liabilities and Shareholders' Equity	$1,752,553	$1,691,459

[1] *All share amounts have been restated to reflect the ten percent stock dividend paid December 14, 2017 to shareholders of record as of December 8, 2017.*

Consolidated Statements of Income

(in thousands, except share, per share data and percentages)

	For the Three-Month Periods Ended September 30,	
	2018	2017
	(unaudited)	
Interest Income:		
Loans (including fees)	**$16,867**	$14,421
Deposits with other banks	**158**	82
Securities (including FHLB stock)	**3,083**	3,317
Federal funds sold	**-**	6
Total Interest Income	**20,108**	17,826
Interest Expense:		
Demand deposits	**2,155**	1,460
Savings deposits	**107**	61
Time deposits	**2,916**	2,044
Borrowings	**439**	403
Total Interest Expense	**5,617**	3,968
Net Interest Income	**14,491**	13,858
Less: Provision for loan losses	**372**	1,051
Net Interest Income after Provision for Loan Losses	**14,119**	12,807
Noninterest Income:		
Service charges, commissions and fees	**768**	718
ATM and debit card fees	**540**	497
Net (losses) gains on securities	**(696)**	62
Net gains on sale of loans	**45**	3
Other	**542**	723
Total Noninterest Income	**1,199**	2,003
Noninterest Expense:		
Salaries and employee benefits	**5,764**	5,270
Occupancy and equipment expense	**1,370**	1,166
Other	**4,022**	3,709
Total Noninterest Expense	**11,156**	10,145
Income Before Income Taxes	**4,162**	4,665
Less: Provision for income taxes	**765**	1,603
Net Income	**$3,397**	$3,062
Per Common Share:[1]		
Earnings	**$0.39**	$0.35
Cash dividends paid	**$0.16**	$0.15
Weighted Average Common Shares Outstanding	**8,807,175**	8,807,175
Return on Average Assets	**0.78%**	0.72%
Return on Average Common Equity	**9.40%**	8.51%

[1] *All share amounts have been restated to reflect the ten percent stock dividend paid December 14, 2017 to shareholders of record as of December 8, 2017.*

Consolidated Statements of Income

(in thousands, except share, per share data and percentages)

	For the Nine-Month Periods Ended September 30, 2018	2017
	(unaudited)	
Interest Income:		
Loans (including fees)	**$47,650**	$39,447
Deposits with other banks	**274**	142
Securities (including FHLB stock)	**9,766**	10,018
Federal funds sold	**1**	8
Total Interest Income	**57,691**	49,615
Interest Expense:		
Demand deposits	**6,273**	3,902
Savings deposits	**281**	147
Time deposits	**7,291**	5,079
Borrowings	**1,316**	1,143
Total Interest Expense	**15,161**	10,271
Net Interest Income	**42,530**	39,344
Less: Provision for loan losses	**568**	3,064
Net Interest Income after Provision for Loan Losses	**41,962**	36,280
Noninterest Income:		
Service charges, commissions and fees	**2,262**	1,851
ATM and debit card fees	**1,572**	1,464
Net (losses) gains on securities	**(902)**	996
Net gains on sale of loans	**176**	127
Other	**1,437**	1,518
Total Noninterest Income	**4,545**	5,956
Noninterest Expense:		
Salaries and employee benefits	**16,979**	14,689
Occupancy and equipment expense	**4,108**	3,274
Other	**10,953**	10,197
Total Noninterest Expense	**32,040**	28,160
Income Before Income Taxes	**14,467**	14,076
Less: Provision for income taxes	**2,872**	4,831
Net Income	**$11,595**	$9,245
Per Common Share: [1]		
Earnings	**$1.32**	$1.08
Cash dividends paid	**$0.48**	$0.44
Book Value Per Common Share	**$16.16**	$16.21
Weighted Average Common Shares Outstanding	**8,807,175**	8,540,997
Return on Average Assets	**0.89%**	0.76%
Return on Average Common Equity	**10.92%**	9.27%

[1] *All share amounts have been restated to reflect the ten percent stock dividend paid December 14, 2017 to shareholders of record as of December 8, 2017.*

Bank Officers

Executive Officers

Alton B. Lewis, Jr.*
President and CEO
Guaranty Square

Eric J. Dosch*
Chief Financial Officer
Guaranty Square

Senior Vice Presidents

Glenn A. Duhon, Sr.
Regional Manager
Abbeville

Thomas F. Brothers
Director of Internal Audit

Ronald R. Foshee
Regional Manager
Denham Springs

Adam J. Johnston
Regional Manager
North Lousiana

Mikki M. Kelley
Human Resouce Department Manager

Jordan Montgomery Lewis
Texas Area President

Michael F. Lofaso
Regional Manager
Ponchatoula

Brandon C. Long
Chief Lending Officer

J. Douglas Sanders
Area President
Dallas / Fort Worth / Waco

Ronnie C. Pittman
Special Assets Manager

Desiree B. Simmons
Loan Administration, Marketing & Training

Evan M. Singer
Regional Manager & Director of Mergers & Acquisitions

J. Richard Stark
Operations

Randy S. Vicknair
Chief Credit Officer

Christy L. Wells
Regional Manager
Hammond

Vice Presidents

Charles L. Baggs
Ashley N. Bell
Betty A. Boney
Brenda A. Briscoe
Cheryl Q. Brumfield
Colleen B. Ebarb
Ronald W. Edmonds
Denise D. Fletcher
Hector I. Garcia, CIO
Shirley P. Jones
JoEllen K. Juhasz, BSA Officer
Michael D. Knighten
Craig E. Scelfo
Scott B. Schilling
Lisa K. Stoker
D. Lynn Talley
Kristina E. Terry
Michael A. Wiggins

Controller

Eric M. Fuller

Assistant Vice Presidents

James M. Baxter
Darrell D. Bruchhaus
Lance S. Davis
Vanessa R. Drew
Vikki W. Dupaquier
Harrison P. Gill
Kevin J. Foster
Christy L. Frierson
Ludrick P. Hidalgo
Leslie A. Hinzman
A. Shane Hughes
Mandy P. Lee
Keith T. Klein
Dev M. Patel
Tracy D. Perry
Philip C. Qualls
John A. Synco

Officers

Rebecca G. Brown
Lauryn H. Coburn
Jeannette N. Ernst
Victor M. Garcia
Rahul R. Patel
Diane Patterson
Kristin M. Williams

*Officers of First Guaranty Bancshares, Inc. and First Guaranty Bank.

Banking Center Locations

Full-Service Banking Centers

South Louisiana

Abbeville Banking Center
Amite Banking Center
Denham Springs
  Banking Center
Greensburg Banking Center
Hammond Banking Centers:
  First Guaranty Square
  Guaranty West
Independence Banking Center
Jennings Banking Center
Kentwood Banking Center:
  Kentwood
  Kentwood West
Montpelier Banking Center
Ponchatoula Banking Centers:
  Ponchatoula
  Berryland
Walker Banking Center
Watson Banking Center

North Louisiana

Benton Banking Center
Bossier City Banking Center
Dubach Banking Center
Haynesville Banking Center
Homer Banking Center
Oil City Banking Center
Vivian Banking Center

Texas

Denton Banking Center
Fort Worth Banking Center
Garland Banking Center
McKinney Banking Center
Waco Banking Center

ATM Locations

North Louisiana

Benton
  189 Burt Boulevard
Bossier City
  4221 Airline Drive
Dubach
  117 East Hico Street
Haynesville
  10065 Highway 79
Homer
  401 North 2nd Street
  (Homer Memorial Hospital)
Oil City
  126 South Highway 1
Vivian
  102 East Louisiana Ave.

ATM Locations

South Louisiana

Abbeville
  799 West Summers Drive
Amite
  100 East Oak Street
  1014 West Oak Street
Bedico
  28473 Highway 22
  Bedico Supermarket
Denham Springs
  2231 South Range Avenue
Greensburg
  6151 Highway 10
Hammond
  1201 West University Avenue
  2111West Thomas Street
  400 East Thomas Street
  4 Medical Center Drive
  (North Oaks Medical Center)
  1900 S. Morrison Boulevard
  (North Oaks Rehabilitation Center)
Independence
  455 West Railroad Ave.
Jennings
  500 North Cary
Kentwood
  723 Avenue G
Livingston
  17199 Spring Ranch Road
  (Livingston Parish Medical Ctr.)
Loranger
  19518 Hwy 40
Montpelier
  35651 Highway 16
Ponchatoula
  105 Berryland
  500 West Pine Street
Robert
  22628 Highway 190
Walker
  29815 Walker Rd. S
Watson
  33818 Highway 16

FIRST GUARANTY BANCSHARES, INC.
Post Office Box 2009
Hammond, Louisiana 70404-2009